7961 SHAFFER PARKWAY Exhibit 99.1
SUITE 5
LITTLETON, COLORADO 80127
TELEPHONE (720) 981-1185
FAX (720) 981-1186

Trading Symbol: VGZ
Toronto and NYSE Amex Equities Stock Exchange

NEWS

Vista Gold Corp. Announces Initial Results from Guadalupe de los Reyes Field Program

Denver, Colorado, September 1, 2011 - Vista Gold Corp. (TSX & NYSE Amex Equities: VGZ) (“Vista” or the “Company”) is pleased to announce the initial results of its Phase I surface sampling program completed at its Guadalupe de los Reyes gold-silver project in Sinaloa, Mexico.  In June of this year, Vista initiated the first phase of a two-phase exploration program.  In Phase I, vein outcrops, mostly in the form of stockwork, were mapped and 187 samples were collected for assay analysis.  The initial results from Phase I have confirmed the surface continuity of gold-silver bearing veins over a combined strike length of 14 km.  Chip samples collected from the stockwork surface expression of the veins contain silver grades as high as 653 g/t and gold grades as high as 7.3 g/t.  A summary of the results of this sampling program can be seen in the maps, together with typical sections showing the relationship between the stockwork and Low Sulfidation Epithermal (LSE) veins which can be found on our website at http://www.vistagold.com/guadalupe.php?subpage=figures.

The initial results from Phase I are being used to define gold-silver zoning in the district to evaluate prospective horizons within the vein system.  Based on the positive initial results of Phase I and a review of historical data, we have identified 36 drill sites of which 12 are included in the Phase II program.

Phase II of the 2011 exploration program is expected to begin in the fourth quarter of this year and is planned to include 4,000 m of core drilling. The drilling program is designed to define additional estimated gold resources, to test some of the multiple high grade silver and gold intervals obtained in earlier drilling programs or indicated by the historic mining records, and to obtain samples for metallurgical testing. Using the additional information expected to be obtained in 2011, Vista plans to prepare a Preliminary Economic Assessment (PEA) for open pit mine development of the gold and silver mineral resources at the Guadalupe de los Reyes gold-silver project during the first half of 2012.

Fred Earnest, Vista's President and COO commented, "We are pleased to see the continuity of the mineralization in the stockwork along strike being confirmed by the surface samples, which together with the information from historic mining activities and more recent drilling, also confirm the continuity of the underlying vein system.  We are looking forward to seeing the results of the upcoming drilling program, particularly with regards to the potential for bonanza silver and gold grades which are typical of these LSE vein systems.”

The Guadalupe de los Reyes district was the site of underground mining on the Guadalupe de los Reyes vein from the 1770's through the mid 1900's.  Production records from the 1870's through the cessation of historic mining indicate approximately 319,000 ounces of gold and more than 15 million ounces of silver were produced in the period.  Modern exploration undertaken in the late 1980's and early 1990's concentrated on developing gold resources with open pit and heap leach potential, because of low prevailing silver prices little effort was spent on evaluating the potential of the silver mineralization.  Most of the currently estimated mineral resources for the Guadalupe de los Reyes district is hosted by the near-surface stockwork overlying the LSE vein system. Vista acquired its initial interest in its Guadalupe de los Reyes gold-silver project in 2003 and subsequently in 2008 succeeded in consolidating the majority of the district.  Please refer to our press release dated April 27, 2011 for the results of the mineral resource estimate completed by Pincock, Allen & Holt in 2009.

Sampling undertaken in Phase I was completed by employees and contractors of Vista under the supervision of Vista’s Vice President of Exploration, Mr. Frank Fenne P.G., who is a “qualified person” within the meaning of Canadian National Instrument 43-101¯Standards of Disclosure for Mineral Projects (“NI 43-101”).  Samples were shipped to the ALSChemex sample prep lab in Hermosillo, Mexico.  Prepared sample pulps are shipped by ALSChemex to its assay lab in Vancouver.  Commercial standards and blanks were submitted routinely with each batch of samples.  Gold was analyzed using a 50 gram fire assay with an atomic absorption spectroscopy (AAS) finish.  Silver was initially analyzed using a 41 element ICP analysis using a nitric aqua regia digestion.  Silver assays greater than 100 g/t were re-assayed using a 50 gram fire assay with a gravimetric finish and these results replaced the ICP results.  Sampling, sample custody, preparation and assaying were completed in compliance with NI 43-101 standards.

About Vista Gold Corp.

Vista is focused on the development of its Mt. Todd gold project in Northern Territory, Australia, and its Concordia gold project in Baja California Sur, Mexico, to achieve its goal of becoming a gold producer.  After Midas’ IPO, Vista holds approximately 30% of Midas, which has a large exploration property in Idaho, including the Yellow Pine property previously held by Vista. Vista's other holdings include the Guadalupe de los Reyes gold-silver project in Mexico, the Awak Mas gold project in Indonesia and the Long Valley gold project in California.  For more information about our projects, including technical studies and resource estimates, please visit our website at www.vistagold.com.

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933, as amended, and U.S. Securities Exchange Act of 1934, as amended, and forward-looking information within the meaning of Canadian securities laws.  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Vista expects or anticipates will or may occur in the future, including such things as, estimates of mineral resources, the timing and results of permitting the drill program at the Guadalupe de los Reyes gold-silver project, the timing, amount of drilling and results of the Phase II drilling program at the Guadalupe de los Reyes gold-silver project, the timing and preparation of the PEA for the Guadalupe de los Reyes gold-silver project, the potential for bonanza silver and gold grades at the Guadalupe de los Reyes gold-silver project  and other such matters are forward-looking statements and forward-looking information.  When used in this press release, the words “optimistic,” “potential,” “indicate,” “expect,” “intend,” “hopes,” “believe,” “may,” “will,” “if,” “anticipate,” and similar expressions are intended to identify forward-looking statements and forward-looking information.  These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Vista to be materially different from any future results, performance or achievements expressed or implied by such statements.  Such factors include, among others, uncertainty of resource estimates, estimates of results based on such resource estimates; risks relating to completing metallurgical testing; risks relating to cost increases for capital and operating costs; risks relating to delays in the completion of anticipated drilling activities at the Guadalupe de los Reyes gold-silver project and the completion of the PEA, risks related to the timing and the ability to obtain the necessary permits for the drilling program at the Guadalupe de los Reyes gold-silver project, risks of shortages and fluctuating costs of equipment or supplies; risks relating to fluctuations in the price of gold; the inherently hazardous nature of mining-related activities; potential effects on Vista’s operations of environmental regulations in the countries in which it operates; risks due to legal proceedings; risks relating to political and economic instability in certain countries in which it operates; as well as those factors discussed under the headings “Note Regarding Forward-Looking Statements” and “Risk Factors” in Vista’s latest Annual Report on Form 10-K as filed on March 14, 2011, and Quarterly Report on Form 10-Q, as filed August 9, 2011, and other documents filed with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities.  Although Vista has attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements and forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended.  Except as required by law, Vista assumes no obligation to publicly update any forward-looking statements or forward-looking information; whether as a result of new information, future events or otherwise.

Without limiting the foregoing, this press release uses terms that comply with reporting standards in Canada and certain estimates are made in accordance with Canadian National Instrument NI 43-101 (“NI 43-101”). NI 43-101 is a rule developed by the Canadian Securities Administrators that establishes standards for all public disclosures an issuer makes of scientific and technical information concerning mineral projects.  This press release uses the terms “estimated resource” and “estimated gold resources”. We advise U.S. investors that while these terms are recognized by Canadian regulations, these terms are not defined terms under the United States Securities and Exchange Commission’s (the “SEC”) Industry Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC. These mineral resources have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of these mineral resources will ever be upgraded to a higher category.  The SEC normally only permits issuers to report mineralization that does not constitute SEC Industry Guide 7 compliant “reserves” as in-place tonnage and grade without reference to unit measures.  Under SEC Industry Guide 7 standards, a "final" or "bankable" feasibility study is required to report reserves, the three-year historical average price is used in any reserve or cash flow analysis to designate reserves and the primary environmental analysis or report must be filed with the appropriate governmental authority.  U.S. Investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into SEC Industry Guide 7 reserves.

For further information, please contact Connie Martinez at (720) 981-1185, or visit the Vista Gold Corp. website at www.vistagold.com.